Rule 424 (b) (2)
                      				     SEC File #333-55420


             1st FRANKLIN FINANCIAL CORPORATION
                         INVESTMENTS
         WEEK OF FEBRUARY 13, 2003 THRU FEBRUARY 19, 2003
            VARIABLE RATE SUBORDINATED DEBENTURES

  Effective        Interest        Interest       Minimum
  Yield (a)        Rate (b)     Adjustment (c)     Amount
     2.53            2.50           1 Month       $500.00
     2.53            2.50           3 Months      $500.00
     3.05            3.00           6 Months      $500.00
     3.56            3.50           1 Year        $500.00
     4.08            4.00           2 Years       $500.00
     4.68            4.50           4 Years       $500.00

     (a)  Compounded daily based on a 365 day year.
     (b) Interest is earned daily and will be payable at anytime at the holder's request.
     (c) At the end of this period, interest rate will be adjusted to a new rate or the holder may redeem without penalty. Redemptions at any other time subject to interest penalty.

For   a   Prospectus,  write  or  call  1st  Franklin   Financial
Corporation, P.O. Box 880, Toccoa, Georgia, 30577, (706) 886-7571 or 1-800-282-0709. Offer is made only by the Prospectus.

	PROSPECTUS SUPPLEMENT dated as of December 17, 2002

(1)	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE on page 2 of
 	the Prospectus is hereby changed to read in its entirety, as changed, as follows:

	"The Company incorporates herein by reference the following documents:

	(a)	The Company's Annual Report on Form 10-K dated as of
		December 31, 2001 and filed pursuant to Section 15(d) of the Exchange Act with the Commission.

	(b)	From the Company's annual report to security holders
		dated as of December 31, 2001 which is delivered with this Prospectus, the following:

		(i)	Description of business furnished in accordance
			with the provisions of Rule 14a-3(b)(6)under the Exchange Act:

		(ii)	Financial statements and information furnished in
			accordance with the provisions of Rule 14a-3(b)(1);

		(iii)	Selected financial data furnished as required by
			Item 301 of Regulation S-K;

		(iv)	Supplementary financial data furnished as
			required by Item 302 of Regulation S-K;

		(v)	Management's Discussion and Analysis of Financial
			Condition and Results of Operations furnished as required by Item 303 of Regulation S-K."

	(c)	The Company's Quarterly Report on Form 10-Q dated as of
		March 31, 2002 filed pursuant to Section 15(d) of the Exchange Act with the Commission.

	(d)	The Company's Quarterly Report on Form 10-Q dated as of
		June 30, 2002 filed pursuant to Section 15(d) of the Exchange Act with the Commission.

	(e)	The Company's Quarterly Report on Form 10-Q dated as of
		September 30, 2002 and the quarterly report to security holders, included therein, which is delivered with this Prospectus.


	Any statement in the documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration statement of which it is a part to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of the Prospectus or the Registration Statement of which it is a part.

(2)	APPENDIX 1 on page 11 of the Prospectus is hereby changed to
	read in its entirety, as changed, as follows:

		         "Appendix 1 to Prospectus
		  	Information as of September 30, 2002

	1.	Ratio of Earnings to Fixed Charges (page 3):

		Sept. 30			   December 31
		  2002		2001	2000	1999	1998	1997

		  2.32		1.28	1.74	2.00	1.94	1.72

	2.	Unused borrowings under Credit
			Agreement (page 6):  		$ 21,000,000

	3.	Amount of Debentures outstanding under
			Indenture (page 7): 		$ 49,302,110

	4.	Senior Debt outstanding (page 8):	$129,604,273

	A more current Appendix 1, if appropriate, will be attached to the cover page of the Prospectus as a supplement.
If attached, that supplement Appendix 1 supersedes this information."


               1st FRANKLIN FINANCIAL CORPORATION

               PROSPECTUS dated February 26, 2001

        $30,000,000 VARIABLE RATE SUBORDINATED DEBENTURES


        _________________________________________________


1st Franklin Financial Corporation will issue the Variable Rate Subordinated Debentures (the "Debentures") in varying minimum purchase amounts that we will establish each Thursday, on a weekly basis. For each respective purchase amount, we will establish an interest rate and an interest adjustment period that may range from one month to four years ("established features"). The established features will be available for the period from each Thursday through the following Wednesday and will be applicable to all Debentures that we sell during that period. At the end of each interest adjustment period, the interest rate will automatically adjust to the then current rate. All other provisions will remain unchanged for the entire term of the Debenture.

We will publish the established features weekly in a newspaper of general circulation and, in addition, you can obtain the established features from our web site at http://www.1ffc.com or from our executive offices in Toccoa, Georgia. A Rule 424(b)(2) prospectus supplement setting forth the established features will be filed weekly with the Securities and Exchange Commission.

We  may  redeem  the Debentures, upon at least  30  days  written notice, at any time prior to maturity for a redemption price equal to the principal amount plus any unpaid interest thereon to the date of redemption. Holders of Debentures may request redemption of the Debentures at the end of any interest adjustment period for a redemption price equal to the principal amount plus any unpaid interest thereon to the date of
redemption.   In  addition,  at  the  request  of  a  holder   of
Debentures, we may, at our option, redeem such holder's Debentures during any interest adjustment period for a redemption price equal to the principal amount plus interest thereon at the rate of one-half the stated rate on such Debentures.

The Debentures mature four years from date of issue , subject to automatic extension for one four year period, but the holder may redeem his or her Debenture without penalty at the end of any interest adjustment period or at maturity.

There is not, nor is there likely to be, a market for these securities.

   Investing  in  our Debentures involves  risk.   See  "Risk
   Factors" beginning on page 3 for a description of these risks.


The  Securities  and  Exchange Commission  and  state  securities regulators have not approved or disapproved these securities,  or
determined  if  this  prospectus is truthful  or  complete.   Any
representation to the contrary is a criminal offense.

THESE SECURITIES ARE NOT BANK DEPOSITS NOR BANK OBLIGATIONS AND ARE NOT INSURED BY THE FDIC.
-----------------------------------------------------------------
                                     Underwriting
                          Price to   Discounts and    Proceeds to
                           Public    Commissions (a)  Company (b)
-----------------------------------------------------------------
Per Debenture....          100%          None             100%
-----------------------------------------------------------------
     Total.......      $30,000,000       None         $30,000,000
-----------------------------------------------------------------

(a) None of the securities described above will be underwritten and no commissions or other remunerations will be paid in connection with their sale. We will sell them at face value through our executive officers.

(b) Before deduction of the Company's expenses, estimated at $38,700.
                      AVAILABLE INFORMATION

1st Franklin Financial Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth St., N.W., Washington, D.C. 20549 and at the Commission's Regional Offices or the public reference offices thereof located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549 at the rates prescribed by the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that site is http://www.sec.gov.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company incorporates herein by reference the following documents:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 and filed pursuant to Section 15(d) of the Exchange Act with the Commission.

     (b) From the Company's annual report to security holders for the year ended December 31,1999, which is delivered with this Prospectus, the following:

                 (i)    Description  of  business  furnished   in
          accordance with the provisions of Rule 14a-3(b)(6) under the Exchange Act;

                 (ii)   Financial   statements  and   information
          furnished in accordance with the provisions of Rule 14a-
          3(b)(1);

                (iii)   Selected financial data  furnished  as
          required by Item 301 of Regulation S-K;

                (iv) Supplementary financial data furnished as required by Item 302 of Regulation S-K; and

                (v)   Management's  Discussion  and  Analysis  of
          Financial Condition and Results of Operations furnished as required by Item 303 of Regulation S-K.

     (c) The Company's Quarterly Reports on Form 10-Q dated as of March 31, 2000 and June 30, 2000 filed pursuant to
     Section 15(d) of the Exchange Act with the Commission.

     (d)  The Company's Quarterly Report on Form 10-Q dated as of
     September 30, 2000 and the quarterly report to security holders, included therein, which is delivered with this Prospectus.

Any statement in the documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus or the Registration Statement of which it is a part.

Copies of documents incorporated by reference (other than exhibits) will be provided without charge upon request to the Company's Secretary at 213 East Tugalo Street, Post Office Box 880, Toccoa, Georgia 30577, telephone number (706) 886-7571 or 1-
(800)-282-0709.

                   REPORTS TO SECURITY HOLDERS

The Company provides each security holder with an annual report containing financial information that has been examined and reported upon, with an opinion expressed, by an independent public accountant. Additionally, the Company provides each security holder with a quarterly report containing unaudited financial information. Each of these reports for the current year are also available on the Company's web site at hppt://www.1ffc.com. Information contained on our website does not constitute part of this prospectus, and you should rely only on the information contained or specifically incorporated by

                             -2-
reference, in this prospectus in deciding whether to purchase the Debentures.

                          RISK FACTORS

You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that event, you may lose part or all of your investment.

We are subject to many laws and government regulations, and any changes in these laws or regulations may materially and adversely affect our financial condition and our business operations.

Our operations are subject to regulation by federal, state and local government authorities and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions which, among other things, require that we obtain and maintain certain licenses and qualifications, limit the interest rates, fees and other charges we are allowed to charge, limit or prescribe other terms of our loans, require specified disclosures to borrowers, govern the sale and terms of insurance products that we offer and the insurers for which we act as agent, and define our rights to repossess and sell collateral. Although we believe that we are in compliance in all material respects with applicable federal, state and local laws, rules and regulations, there can be no assurance that a change in such laws, or in the interpretation thereof, will not make our compliance therewith more difficult or expensive, restrict our ability to originate loans, further limit or restrict the amount of interest and other charges we earn under such loans, or otherwise adversely affect our financial condition or business operations.

An increase in the interest we pay on our debt and borrowings can materially and adversely affect our net interest margin.

The loans we make in the ordinary course of our business are subject to the interest rate and regulatory provisions of each applicable state's lending laws and are made at fixed rates which are not adjustable during the term of the loan. Since the loans are made at fixed interest rates and are made using the proceeds from the sale of our fixed and variable rate securities (including the securities offered hereby), we may experience a decrease in our net interest margin because increased interest costs cannot be passed on to all of our loan customers. Net interest margin represents the difference between the amount that we earn on loans and investments and the amount that we pay on debt securities and other borrowings. An increase in prevailing interest rates could adversely affect our net interest margin.

A decrease in the sale of our debt securities or an increase in requests for the redemption of the securities sold hereby may have a material adverse affect on our liquidity and financial condition.

Our liquidity depends on the sale of our debt securities, the continued availability of unused bank credit from our lenders and the collection of our receivables. Numerous investment alternatives have caused investors to evaluate more critically their investment opportunities. The securities offered hereby will have interest rates and redemption terms which we believe will generate sufficient sales of debt securities to meet our liquidity requirements. Although all of our debt securities are subject to redemption prior to maturity at the option of the holder thereof, we are not obligated to accept requests for redemption of Debentures during any interest adjustment period, and any requests for redemption during an interest adjustment period are subject to interest at one-half the stated rate. Based upon the our experience, we do not anticipate that redemptions will have a material adverse effect on our liquidity. However, there can be no assurance that we will not experience unanticipated declines in sales of securities or increases in redemption requests, either of which could have a material adverse effect on our liquidity or financial condition.

We rely on credit agreements with banks to meet our redemption obligations and fund a portion of our general operations. If we are unable to continue to borrow under these credit agreements, or if we are unable to collect our receivables, we may not be able to meet our obligations under the securities offered hereunder.
                             -3-
We have a Credit Agreement with three banks under which we may make borrowings in order to meet the redemption requests of our security holders and our other liquidity and operating requirements. The Credit Agreement provides for maximum borrowings of $21,000,000 or 70% of the net finance receivables, whichever is less. Borrowings are on an unsecured basis at 1/4% above the prime rate of interest. In addition, there is a commitment fee of 5/8% of the available line less average borrowings and an agent's fee of 1/8% of the total line. The Credit Agreement has a commitment termination date of June 30 in any year in which written notice of termination is given by the banks. If written notice is given in accordance with the agreement, the outstanding balance of the loans shall be paid in full on the date which is three and one half years after the commitment termination date. The banks also may terminate the agreement upon the violation of any of the financial ratio requirements or covenants contained in the agreement or in June of any calendar year if our financial condition becomes unsatisfactory to the banks. Such financial ratio requirements include a minimum equity requirement, an interest expense coverage ratio and a minimum debt to equity ratio.

We have another Credit Agreement that provides for an additional $2,000,000 in borrowings for general operating purposes. This agreement provides for borrowings on an unsecured basis at 1/8% above the prime rate of interest and has a commitment termination date of July 1 in any year in which notice of termination is given by the bank. There can be no assurances that either of our Credit Agreements will continue to be available to us at their present amounts, or at all, because each is subject to periodic reviews by the lenders, which take into account our profitability, economic conditions and other lending criteria. We believe the available borrowings under the two aforementioned Credit Agreements will be adequate to meet the our presently anticipated funding needs for the foreseeable future.

Our liquidity is dependent, among other things, on the collection of our receivables. We continually monitor the delinquency status of its receivables and promptly institute collection efforts on each delinquent account. Delinquencies of our consumer finance receivables are likely to be affected by general economic conditions. Although current economic conditions have not had a material adverse effect on our ability to collect our receivables, no assurances can be given regarding future economic conditions or their effect on our ability to collect our receivables.

If one or more of the sources of funds discussed above are significantly curtailed for any reason, our ability to meet our obligations, including our obligations with respect to the securities offered hereby, could be adversely affected.

The Debentures are general and unsecured and are subordinate to our Senior Debt, and the holders of Senior Debt have priority over the Debenture holders to recover their investment in the event of our bankruptcy or dissolution.

The Debentures will be general, unsecured obligations of 1ST Franklin Financial Corporation and subordinated in right of payment to all of our Senior Debt (as defined in "Description of Variable Rate Subordinated Debentures - Subordination"). We are not limited in the amount of additional Senior Debt or secured obligations we may incur. For information regarding Senior Debt outstanding as of a recent date, see Appendix I to this prospectus or the most recent prospectus supplement.

In the event of any insolvency or bankruptcy proceeding, or of any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to 1st Franklin Financial Corporation or to our creditors, as such, or to our property, or in the event of any proceeding for voluntary liquidation, dissolution or other winding up of 1st Franklin Financial Corporation, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt will be entitled to receive payment in full of all principal and interest on all Senior Debt before the holders of the Debentures are entitled to receive any payments.

The ability of our customers to repay their obligations to us depends on their continued financial stability; therefore, a recession or economic downturn which adversely affects the financial resources of our customers may have a materially adverse effect on our collections and profitability.

Because our business consists mainly of the making of loans to individuals who depend on their earnings to make their
                             -4-
repayments, our continued profitable operation will depend to a large extent on the continued employment of those people and their ability to meet their financial obligations as they become due. In the event of a sustained recession or a significant downturn in business with consequent unemployment or continued increases in the number of personal bankruptcies among our typical customer base, which events are beyond our control, we could experience increased credit losses and our collection ratios and profitability could be adversely affected.

            SUMMARY DESCRIPTION OF SECURITIES OFFERED

 The  following is a summary of the principal features  of  the
 securities   being  offered  hereby.   For  a  more   detailed
 discussion,  see  "Description of Variable  Rate  Subordinated
 Debentures".


              Variable Rate Subordinated Debentures
-------------------------------------------------------------
Denominations      Established weekly by the Company
-------------------------------------------------------------
Indenture          The Debentures will be issued pursuant  to
Trustee            an   indenture  between  the  Company  and
                   Synovus  Trust  Company, an  affiliate  of
                   Columbus   Bank  and  Trust  Company,   as
                   Trustee.
-------------------------------------------------------------
Interest Rate      Weekly  offering  rate, compounded  daily,
                   for each established amount.
-------------------------------------------------------------
Interest           Rate  adjusted at the end of each interest
Adjustment         adjustment period to the current  interest
                   rate, compounded daily.
-------------------------------------------------------------
Payment of         Interest will be earned daily and will  be
Interest           payable   at  any  time  at  the  holder's
                   request.
-------------------------------------------------------------
Maturity           Four  years from date of issue but may  be
                   redeemed   at  the  end  of  any  interest
                   adjustment period without penalty.
-------------------------------------------------------------
Redemption by      At  the  end  of  any interest  adjustment
Holder             period without penalty; redemption at  any
                   other time subject to an interest penalty.
-------------------------------------------------------------
Redemption by      The  Company may redeem prior to  maturity
Company            upon 30 days written notice to holder  for
                   a  price  equal to principal plus interest
                   accrued to date of redemption.
-------------------------------------------------------------
Extension of       Maturity    of    each    Debenture     is
Maturity           automatically  extended  on  its  original
                   terms  for  one additional four-year  term
                   subject  to  Interest Adjustment.   Holder
                   may  prevent  such extension by  redeeming
                   the   Debenture  within  15   days   after
                   maturity.  The Company will notify holders
                   30 days in advance of maturity date.
-------------------------------------------------------------
Compound           Debentures  are offered at interest  rates
Interest           which  are compounded daily.  Examples  of
                   annualized  effective  yields  for   daily
                   compounded rates are set forth below:

                          Example      Effective
                          Nominal        Annual
                            Rate          Rate
                             5.0%        5.13%
                             6.0          6.18
                             7.0          7.25
                             8.0          8.33
                             9.0          9.42

                              -5-
                           THE COMPANY

1st Franklin Financial Corporation has been engaged in the consumer finance business since 1941, particularly in making and servicing direct cash, real estate and sales finance loans. Our business is operated through 100 branch offices in Georgia, 33 in Alabama, 25 in South Carolina, 14 in Mississippi, 13 in Louisiana and 2 in North Carolina. We fund our loan demand through a combination of issuance of debt securities and borrowings under credit facilities with various banks. Our credit facility provides for borrowings on an unsecured basis up to $21,000,000 or 70% of the net finance receivables (as defined by our Credit Agreement), whichever is less. Appendix I hereto sets forth the amount of unused borrowings under the Credit Agreement as of September 30, 2000.

                         USE OF PROCEEDS

Net proceeds from sales of the securities offered hereby, after payment of estimated expenses of $38,700, will be placed in the general treasury of the Company as sales are made. No segregation of proceeds will be made, but we expect to use the net proceeds for the redemption of our outstanding senior and subordinated securities as such debtholders request redemption over the next two years. The subordinated securities include debentures of the same series as the Debentures offered hereby; the senior securities include senior demand notes of the Company, which are sold from time to time in varying principal amounts and at various interest rates. We cannot presently estimate the amount of proceeds which will be required to make mandatory redemption payments. Any proceeds not used for redemptions will be used to repay bank borrowings and repay amounts outstanding under our commercial paper program as such amounts come due, make additional consumer finance loans and for general operating purposes.

                      PLAN OF DISTRIBUTION

The Debentures will be offered by the Company through its executive officers. No selling commissions or other remunerations will be paid directly or indirectly to any officers, directors or employees of the Company in connection with the sale of the Debentures. All proceeds from sales of the Debentures will be placed in the general treasury of the Company as sales are made (See "Use of Proceeds"). All offering expenses, including registration fees, printing, advertising, postage and professional fees, will be paid by the Company.

The offering is to be conducted by the Company through its executive officers and there is no assurance that all of the securities offered herein will be sold. The offering, however, is not made contingent upon any minimum amount of securities being sold.

The  Debentures  will  be  sold and  redeemed  at  the  Company's executive  office located at 213 East Tugalo Street, Post  Office
Box  880,  Toccoa, Georgia 30577.  The telephone number is  (706)
886-7571 or 1-(800)-282-0709.

                   FORWARD-LOOKING INFORMATION

This registration statement contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks we face and that are described in the "Risk Factors" section above and as otherwise described in our Form 10-K and the other periodic reports that we file with the Commission from time to time. If any of the events described in th "Risk Factors" section and elsewhere in this prospectus occur, they could have an adverse effect on the Company's business, financial condition and results of operation. The Company is not obligated to update any forward-looking statements.
                              -6-
      DESCRIPTION OF VARIABLE RATE SUBORDINATED DEBENTURES

General
-------
In January 1995, Columbus Bank and Trust Company (the prior trustee under the Variable Rate Indenture) transferred its trust operations to its new separate trust company affiliate named Synovus Trust Company, which has thereby become the Trustee (hereinafter called the "Trustee") under the Variable Rate Indenture. All references to the Trustee in this Prospectus and the Registration Statement of which it is a part shall be deemed to refer to Synovus Trust Company unless the context otherwise requires. The Company has been informed that the counsel to Columbus Bank and Trust Company believes that pursuant to applicable banking regulations and by agreement with the Company, Columbus Bank and Trust Company remains responsible to holders of Debentures for all actions of Synovus Trust Company as if performed by Columbus Bank and Trust Company itself. The following statements with respect to the Debentures are subject to the detailed provisions of the Variable Rate Indenture. Whenever any particular article or section of the Variable Rate Indenture is referred to, the statement made in connection with such reference is qualified in its entirety by such reference.

The Debentures are registered and issued without coupons in Series form. Any amount of any Series may be issued. There is no limit on the principal amount of Debentures of any Series, or of all Series issuable under the Variable Rate Indenture. The dollar amount of Debentures outstanding under the Variable Rate Indenture as of a recent date is set forth on Appendix I. The Company and the Trustee may amend the Variable Rate Indenture to limit the principal amount of a particular Series or to allow additional Series of Debentures with no limitations as to the maximum amount of any increase or to the number of increases which may be made. The Company may change the interest rates and the maturities of the Debentures offered herein and of any subsequent Series which may be offered, provided that no such change shall affect any Debenture of any Series issued prior to the date of change.

The Debentures are direct obligations of the Company, but are not secured. Principal and interest are payable at the executive office of the Company in Toccoa, Georgia. The Debentures are executed by the Company and authenticated and delivered to the purchaser by the Trustee upon written order of the Company.

Established Features of Series 1 Debentures
-------------------------------------------
The Variable Rate Subordinated Debentures Series 1 ("Series 1 Debentures") offered herein are issued and dated as of the date when purchased. The interest rate for a Series 1 Debenture is compounded daily and is payable at any time at the holder's request. This request may be made to the Company by phone, mail or in person at the Investment Center. The Series 1 Debentures mature four years from date of issue, and may be extended for one additional four-year term as described under "Extension After Maturity".

Each Thursday, on a weekly basis, the Company establishes various minimum purchase amounts with varying interest rates and interest adjustment periods ("established features") for each respective minimum purchase amount. The purchase amount and the interest adjustment period thereby established are maintained for the term of the Series 1 Debenture. The interest rate at which the Series 1 Debenture is sold is set only for the initial interest adjustment period. The Company anticipates that it will offer the Series 1 Debentures with interest rate adjustment periods ranging from one month to four years.

At the end of each interest adjustment period the Company will notify the holder by mail of the new interest rate, which will be the same interest rate that is applicable to all new Series 1 Debentures being offered during the same week and at the same terms. The new interest rate will be determined by the Company, in its discretion, based on general market rates of interest. If the holder elects to retain the Series 1 Debenture at the new rate, no action is required of the holder as the new rate will become effective as of the first day of the interest adjustment period. If the holder elects not to accept the new rate, the holder can redeem the Series 1 Debenture without penalty at the end of the interest adjustment period, either in person or by mail. See "Redemption at Request of Holder Prior to Maturity".
                             -7-
Debentures with the current established features are available for the period from Thursday through the following Wednesday. The current established features are applicable to all Series 1 Debentures sold by the Company during that period. The Company publishes this information in a newspaper of general circulation and, in addition, such information may be obtained from the Company's web site maintained at http://www.1ffc.com or directly from the Company's executive offices in Toccoa, Georgia. Established features are also set forth in Rule 424(b)(2) prospectus supplements that are filed weekly with the Securities and Exchange Commission.

Subordination
-------------
The payment of the principal and interest on the Debentures is subordinate in right of payment, as set forth in Article Ten of the Variable Rate Indenture, to all Senior Debt of the Company.

The term "Senior Debt" means all indebtedness of the Company outstanding at any time except debt of the Company that by its terms is not senior in right of payment to the Debentures, and indebtedness represented by the Company's outstanding Debentures, all of which are pari passu.

The indebtedness evidenced by the Debentures shall, in case the Debentures are declared due and payable before their expressed maturity because of the occurrence of a default under the Variable Rate Indenture, be entitled to payment only after there shall have been paid in full all principal and interest on such Senior Debt. Likewise, in the event of any insolvency or bankruptcy proceeding, or of any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt shall be entitled to receive payment in full of all principal and interest on all Senior Debt before the holders of the Debentures are entitled to receive any payments.

The amount of the Company's Senior Debt outstanding at a recent date is set forth in Appendix I.

Redemption by Company Prior to Maturity
---------------------------------------
The Company may redeem any Debenture of any Series at any time prior to maturity for a redemption price equal to the principal amount plus any unpaid interest thereon to date of redemption. The Company will notify Debentureholders whose Debentures are to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption. In the event the entire Series is not called for redemption, the redemption call shall be made pro rata.

Redemption at Request of Holder Prior to Maturity
-------------------------------------------------
At  the request of the holder, the Company will redeem any Series
1 Debenture at the end of any interest adjustment period for a redemption price equal to the principal amount plus any unpaid interest thereon to date of redemption.

At the request of the holder, the Company may, at its option, redeem any Series 1 Debenture during any interest adjustment period for a price equal to the principal amount plus interest at one-half the stated rate on the Series 1 Debenture.

If the holder dies before maturity, the Company may, at its option, redeem any Series 1 Debenture for a redemption price equal to the principal amount plus any unpaid interest thereon to date of redemption. Historically, the Company has honored all such requests for early redemption.

All redemptions will be made at the Company's executive offices in Toccoa, Georgia, either in person or by mail.
                             -8-
Extension After Maturity
------------------------
The maturity of a Series 1 Debenture will be automatically extended from the original maturity date for a period equal to the original term of such Series 1 Debenture unless the holder submits the Series 1 Debenture for redemption within 15 days after its maturity or the Company tenders the amount due the holder within 15 days after maturity. In the event of such an extension, all provisions of the Series 1 Debenture will remain unchanged with the exception of the interest rate which will be changed in accordance with the interest adjustment provision. If the Company does not elect to tender payment, it will notify the holder of this extension provision at least 30 days prior to the maturity date.

Restrictions Upon the Company
-----------------------------
There are no restrictions in the Variable Rate Indenture against the issuance of additional securities or the incurring of additional debt including Senior Debt and secured obligations.

Modification of the Variable Rate Indenture
-------------------------------------------
The Variable Rate Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than two-thirds of the outstanding principal amount of the Debentures, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Variable Rate Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Debentures; provided, however, that no such supplemental indenture shall change the fixed maturity of any Debenture, reduce the principal amount thereof, reduce the rate, change the time of payment of interest thereon, reduce the amount of Debentures whose holders must consent to an amendment, or make any changes regarding the Variable Rate Indenture that relate to waiver of default, the rights of holders to receive payments, and the requirements of consent of the Debentureholders, without the consent of the holder of each Debenture so affected.

The Company and the Trustee may amend the Variable Rate Indenture to allow the issuance of additional amounts of a particular Series or additional Series of Debentures without the consent of the Debentureholders. There are no limitations as to the maximum amount of any increase or to the number of increases which may be made. The Company may change the interest rates and the maturities of the Debentures offered hereby and of any subsequent Series which may be offered without entering into a supplemental indenture, provided that no such change will affect any Debenture of any Series issued prior to the date of change.

Events of Default and Notice Thereof
------------------------------------
An Event of Default is defined by the Variable Rate Indenture to mean any of the following: (a) failure to pay principal upon any Debenture when the same becomes due; (b) failure to pay interest upon any Debenture when the same becomes due and the Default continues for 30 days; (c) failure, after notice from the Trustee or from the holders of at least 25% in principal amount of the Debentures of the affected Series, to observe or perform within 30 days any of the covenants contained in the Variable Rate Indenture or Debentures; or (d) the occurrence of certain events of bankruptcy, insolvency or reorganization.

The Variable Rate Indenture provides that the Trustee shall, within 90 days after the occurrence thereof, give the registered holders of the Debentures notice of any existing default known to the Trustee, but, except in case of a default in the payment of principal or interest, the Trustee may withhold such notice if and for so long as the Trustee in good faith determines that the withholding of such notice is in the interest of such holders.
                             -9-
Rights on Default
-----------------
The Trustee by notice to the Company, or the holders of at least 25% in principal amount of the Debentures of the affected Series, may declare the principal of and accrued interest on all Debentures due upon the happening of any of the Events of Default specified in the Variable Rate Indenture, but the holders of a majority of the outstanding principal amount of such Debentures may waive any default and rescind such declaration if the default is cured within the 30 day period, except a default in the payment of the principal of or interest on any Debenture or a default on Senior Debt. The holders of a majority of the outstanding principal amount of the Debentures of the affected Series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any power or trust conferred upon, the Trustee, but the Trustee may decline to follow any direction that conflicts with law, provisions of the Variable Rate Indenture, or is unduly prejudicial to the rights of the other Debentureholders or would involve the Trustee in personal liability. Holders may not institute any proceeding to enforce the Variable Rate Indenture unless the Trustee refuses to act for 60 days after request from the holders of at least 25% in principal amount of the Debentures of the affected Series and during such 60 day period the holders of a majority in principal amount do not give the Trustee a direction inconsistent with the request, and tender to the Trustee of satisfactory indemnity. Nevertheless, any holder may enforce the payment of the principal of and interest on the holder's Debenture when due.

Concerning the Trustee
----------------------
The Trustee does not have any other business relationship with the Company. The Trustee maintains its principal corporate trust office in Columbus, Georgia.

Evidence to be Furnished Trustee
--------------------------------
The Variable Rate Indenture provides that, as evidence of compliance with the conditions precedent provided for in the Variable Rate Indenture relating to any action to be taken by the Trustee upon the application or demand of the Company, the Company shall furnish to the Trustee an officer's certificate and an opinion of counsel stating that all such conditions precedent have been met. Within 120 days after the end of each fiscal year, the Company shall file with the Trustee an officer's certificate stating whether or not, to the best knowledge of the signers, the Company is in default in the performance of any covenant, agreement or condition contained in the Variable Rate
Indenture and, if so, specifying each such default, and, with respect to each, the action taken or proposed to be taken by the Company to remedy such default.


                          LEGAL OPINION

The validity of the securities offered hereby has been passed upon for the Company by Jones, Day, Reavis & Pogue, Atlanta,
Georgia.

                               -10-

               1st FRANKLIN FINANCIAL CORPORATION

                    Appendix I to Prospectus
              Information as of September 30, 2000


1.   Ratio of Earnings to Fixed Charges:


      Sept.                December 31
       30       ---------------------------------
      2000      1999   1998   1997   1996    1995
      ----      ----   ----   ----   ----    ----
      1.87      2.00   1.94   1.72   1.95    2.06



2.   Unused  borrowings  under   the
     $21,000,000 Credit
     Agreement: ...................... $ 21,000,000

3.   Debentures  outstanding   under
     Indenture: ...................... $ 42,377,612

4.   Senior  Debt (as defined  under
     the  caption   "Description  of
     Variable    Rate   Subordinated
     Debentures   -  Subordination")
     outstanding:  ................... $114,685,879


A more current Appendix I, if appropriate, will be attached to the cover page of this Prospectus as a supplement. If attached, that supplemental Appendix I supersedes this information.
                              -11-

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered by this prospectus only in jurisdictions where these ofers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities covered hereby.



                        TABLE OF CONTENTS


        Available Information                              2
        Incorporation of Certain Documents by Reference    2
        Reports to Security Holders                        2
        Risk Factors                                       3
        Summary Description of Securities Offered          5
        The Company                                        6
        Use of Proceeds                                    6
        Plan of Distribution                               6
        Forward-Looking Information                        6
        Description of Variable Rate
            Subordinated Debentures                        7
        Legal Opinion                                     10
        Appendix I                                        11












                           $30,000,000

             Variable Rate Subordinated Debentures -

                            Series 1





                               -12-